Exhibit 4.2

[FORM OF NOTE]

DEUTSCHE BANK AG, LONDON BRANCH

REGISTERED	U.S. $ (See Schedule I)
PRICING SUPPLEMENT No. 1842 CERTIFICATE NO. 1	CUSIP: 25155L293

FI ENHANCED GLOBAL HIGH YIELD EXCHANGE TRADED NOTES LINKED TO THE MSCI WORLD HIGH DIVIDEND YIELD USD GROSS TOTAL RETURN INDEX DUE OCTOBER 12, 2023

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Deutsche Bank AG, acting through its London Branch

GLOBAL NOTES, SERIES A

FI ENHANCED GLOBAL HIGH YIELD EXCHANGE TRADED NOTES LINKED TO THE MSCI WORLD HIGH DIVIDEND YIELD USD GROSS TOTAL RETURN INDEX DUE OCTOBER 12, 2023

Original Issue Date	October 10, 2013

Maturity Date	October 12, 2023 or the next Business Day if such day is not a Business Day, subject to postponement in the event of a Market Disruption Event as described under “Market Disruption Events” below.

Valuation Date(s)	See “Other Provisions” below.

Inception Date	October 7, 2013

Specified Currency	U.S. dollars

Face Amount	$100.00 per Security

Minimum Denominations	$100.00

Coupon Rate	N.A.

Coupon Payment Date(s)	N.A.

Coupon Accrual Date	N.A.

Initial Redemption Date	N.A.

Redemption Dates	N.A.

Redemption Notice Period	N.A.

Initial Redemption Percentage	N.A.

Annual Redemption Percentage Reduction	N.A.

Optional Repayment Date(s)	N.A.

Applicability of Modified Payment Upon Acceleration or Redemption	N.A.

If yes, state Issue Price	N.A.

Original Yield to Maturity	N.A.

Tax Redemption	N.A.

Payment of Additional Tax Amounts	N.A.

Other Provisions	See below. To the extent the Other Provisions are inconsistent with any other provision of this Security, the Other Provisions will control.

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany, acting through its London Branch, (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the amount in cash, as determined in accordance with the provisions set forth below under “Payment at Maturity,” due with respect to each Face Amount of the Aggregate Face Amount specified on Schedule I hereto, on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay a coupon, if applicable, thereon at the Coupon Rate per annum specified above from and including the Coupon Accrual Date specified above until but excluding the date the amount due with respect to the principal amount is paid or duly made available for payment (except as provided below) weekly, monthly, quarterly, semi-annually or annually in arrears on the Coupon Payment Dates specified above in each year commencing on the Coupon Payment Date next succeeding the Coupon Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Coupon Accrual Date occurs between a Record Date, as defined below, and the next succeeding Coupon Payment Date, coupon payments will commence on the second Coupon Payment Date succeeding the Coupon Accrual Date to the registered Holder of this Security on the Record Date with respect to such second Coupon Payment Date.

If applicable, coupons on this Security will accrue from and including the most recent Coupon Payment Date to which a coupon has been paid or duly provided for, or, if no coupon has been paid or duly provided for, from and including the Coupon Accrual Date, until but excluding the date the amount due with respect to the principal hereof has been paid or duly made available for payment (except as provided below). The coupon so payable, and punctually paid or duly provided for, on any Coupon Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the date 15 calendar days prior to such Coupon Payment Date (whether or not a Business Day (as defined on the reverse of this Security)) (each such date, a “Record Date”); provided, however, that any coupon payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the amount due with respect to the principal hereof shall be payable.

Payment of the amount due with respect to the principal, premium, if any, and any coupon, if applicable, due at maturity (or on any redemption or repayment date) on this Security, unless this Security is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Security at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.  U.S. dollar payments of coupons, other than any coupon due at maturity (or  on any date of redemption or repayment), will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security register.  A Holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate Face Amount of Securities having the same Coupon Payment Date, the coupons on which are payable in U.S. dollars, will be entitled to receive coupon payments, other than any coupon payment due at maturity (or on any date of redemption or repayment), by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Coupon Payment Date.

If this Security is denominated in a Specified Currency other than U.S. dollars, and the Holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of the amount due with respect to the principal, premium, if any, and coupons, if any, with regard to this Security will be made by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable payment date; provided, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Security register; and provided further that payment of the amount due with respect to the principal of this Security, any premium and any coupon due at maturity (or on any redemption or repayment date), if any, will be made upon surrender of this Security at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the Holder of this Security, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Security in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Security at least five Business Days prior to such Record Date, for coupon payments, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of the amount due with respect to the principal, as the case may be.

If the Holder elects to receive all or a portion of payments of the amount due with respect to the principal of, premium, if any, and coupons, if any, on this Security, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Security will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such Holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of this Security by deductions from such payments.

Other Provisions

Aggregate Face Amount:
At any time, the Aggregate Face Amount of this Security shall be the last amount set forth on Schedule I hereto under the heading “Aggregate Face Amount of this Security following such increase or decrease.”

Securities represented by this Security may be issued after the date hereof upon notice by the Issuer to the Trustee, without the consent of the beneficial owners of the Securities then outstanding, and will have the same rights and privileges as Securities issued on the date hereof.

Upon receipt of an Issuer Order (as defined in the Senior Indenture) instructing the Trustee to issue more Securities represented by this Security and delivery of such Securities through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such issuance and the new Aggregate Face Amount represented by this Security, provided, however, that in no event may the Aggregate Face Amount represented by this Security (without taking into account any Face Amount of Securities cancelled by the Issuer) exceed $100,000,000.

The Issuer may also instruct the Trustee to cancel Securities held by the Issuer represented by this Security.  Upon delivery of the Securities to be cancelled through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such cancellation and the new Aggregate Face Amount represented by this Security.

The Trustee may, as necessary, add additional pages of the same format to Schedule I, to evidence additional issuances, cancellations and the Aggregate Face Amount represented by this Security, which additional pages shall constitute part of this Security to the same extent as if they had been part of this Security at the initial issuance and authentication hereof.

Index:	MSCI World High Dividend Yield USD Gross Total Return Index
Payment at Maturity:
If this Security has not previously been repurchased by the Issuer and an Automatic Redemption Event has not occurred, a Holder of a Security will receive on the Maturity Date, for each Security held on the Final Payment Record Date, a cash payment per Security equal to the Repurchase Value calculated based on the arithmetic average of the Closing Index Levels on each of the applicable Valuation Dates.

Repurchase Value:
At maturity or upon a Repurchase at the Holder’s Option or Repurchase at the Issuer’s Option, the Repurchase Value will equal an amount in U.S. dollars, equal to:

Current Principal Amount × (Initial Leverage Factor × Index Performance – 1  – Investor Fee

calculated on the last applicable Valuation Date) The Repurchase Value will not be less than zero.
Intraday Indicative Value:
The Intraday Indicative Value at any given time on a Trading Day will be an amount in U.S. dollars equal to:

Current Principal Amount × (Initial Leverage Factor × Index Performance – 1 – Investor Fee on such Trading Day)

The Intraday Indicative Value at any time on each Trading Day will be determined by using the Intraday Index Level as the Reference Index Level for purposes of calculating the Index Performance.

Closing Indicative Value:
The Closing Indicative Value on each Trading Day will be calculated in the same manner as the Intraday Indicative Value except that the Index Performance will be determined based on the Closing Index Level on such Trading Day rather than the Intraday Index Level.

Any reference in this Security to “Indicative Value” shall include both the Intraday Indicative Value and the Closing Indicative Value.

The Indicative Value will not be less than zero.

Current Principal Amount:
$100.00 per Security; provided that, upon the occurrence of a Rebalancing Event, the Current Principal Amount following the relevant Rebalancing Date will be reduced and reset to the Closing Indicative Value on such Rebalancing Date minus the Rebalancing Fee.

The Current Principal Amount will not be less than zero.

Initial Leverage Factor:	2

Index Performance:	Reference Index Level / Initial Index Level
Initial Index Level:
1,421.365, provided that, upon the occurrence of a Rebalancing Event, the Initial Index Level following the relevant Rebalancing Date will be reduced and reset to the Closing Index Level on such Rebalancing Date.

Reference Index Level:
For purposes of calculating the Intraday Indicative Value at any given time on a Trading Day, the Reference Index Level is the Intraday Index Level at such time.

For purposes of calculating the Closing Indicative Value on any Trading Day, the Reference Index Level is the Closing Index Level on such Trading Day.

For purposes of calculating the Repurchase Value upon a Repurchase at Holder’s Option, the Reference Index Level is the Closing Index Level on the relevant Valuation Date.

For purposes of calculating the Repurchase Value at maturity or upon a Repurchase at Issuer’s Option, the Reference Index Level is the arithmetic average of the Closing Index Levels on each of the applicable Valuation Dates.

For purposes of calculating the Investor Fee on any Trading Day, the Reference Index Level is the Closing Index Level on the immediately preceding Trading Day.

Closing Index Level:
For any Trading Day, the Closing Index Level will equal the closing level of the Index as reported on Bloomberg page “MHDYWOUG <Index>,” subject to adjustment by the Calculation Agent in its reasonable discretion upon the occurrence of a Market Disruption Event as described under “Market Disruption Events.”

Intraday Index Level:	For any Trading Day, the Intraday Index Level will equal the level of the Index as reported on Bloomberg page “M2WDHDVD <Index>” at such time.
Investor Fee:	The Investor Fee is zero on the Inception Date. On any Trading Day following the Inception Date, the Investor Fee will be calculated as follows:

Investor Fee on the immediately preceding Trading Day + Funding Rate x Index Performance x Day Count Fraction

For purposes of calculating the Investor Fee following a Rebalancing Date, the Investor Fee on the Rebalancing Date will be deemed to equal zero.

Funding Rate:	For any Trading Day, the Funding Rate will equal the 3-month USD LIBOR rate on such Trading Day plus the Spread.
Spread:
1.50%, provided that the Calculation Agent may increase the Spread, by a maximum amount of 0.20%, to cover any change in the cost of transacting in the securities comprising the Index on the Relevant Exchanges that is due to any increase or imposition of financial transactions tax by a relevant taxing authority.

Day Count Fraction:
For any Trading Day, the Day Count Fraction will equal a fraction, the numerator of which is the number of calendar days elapsed from, but excluding, the immediately preceding Trading Day to, and including, such Trading Day and the denominator of which is 360.

3-Month USD LIBOR:
The 3-month USD LIBOR rate on any Trading Day is equal to the rate for 3-month deposits in U.S. dollars, which appears as of 11:00 a.m., London time, on the day that is two London banking days preceding such Trading Day, on Reuters Page LIBOR01, or, if such rate does not appear on Reuters Page LIBOR01, the 3-month USD LIBOR rate that appears on Telerate Page “3750” or such other page as may replace Reuters Page LIBOR01 on Reuters or such other service or services as may be nominated by the sponsor of the 3-month USD LIBOR rate for the purpose of displaying London interbank offered rates for deposits in U.S. dollars. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Rebalancing Event:
If the Indicative Value of the Securities at any time on any Trading Day from, and excluding, the Inception Date to, and including, the Last Exercise Date is less than the Rebalancing Trigger, a Rebalancing Event will occur. At the close of business on the next succeeding Trading Day (a “Rebalancing Date”), the Calculation Agent will reset the Current Principal Amount to the Closing Indicative Value on such Rebalancing Date minus the Rebalancing Fee and reset the Initial Index Level to the Closing Index Level on such Rebalancing Date.

The Rebalancing Date is subject to postponement in the event of a Market Disruption Event as described under “Market Disruption Events.”

Rebalancing Trigger:	For any Trading Day, 60% of the Current Principal Amount on such Trading Day.
Rebalancing Fee:	0.05% of the Current Principal Amount on the relevant Rebalancing Date prior to the reset.
Repurchase at Holder’s Option:
If the Holder complies with the “Repurchase Procedures” set forth below, the Issuer shall repurchase the offered Securities and pay the Holder the applicable Repurchase Value for the offered Securities on the Repurchase Date.

Repurchase Date:
The third Business Day following the applicable Valuation Date, subject to postponement in the event of a Market Disruption Event as described under “Market Disruption Events.”

In the event that payment upon a Repurchase at Holder’s Option is deferred beyond the original Repurchase Date, no interest or other amount will accrue or be payable with respect to that deferred payment.

Repurchase at Issuer’s Option:
The Issuer may, in its sole discretion, elect to redeem the Securities in whole but not in part on any Trading Day during the Exercise Period for an amount in cash per Security equal to the Repurchase Value calculated based on the arithmetic average of the Closing Index Levels on each of the applicable Valuation Dates.

If the Issuer elects to redeem the Securities, the Issuer shall give the Holder an irrevocable notice (the “Call Notice”) not less than seven Business Days prior to the Call Date (the “Call Notice Date”). The last day on which the Issuer may deliver a Call Notice is October 4, 2023 (the “Last Exercise Date”). If the Issuer elects to redeem the Securities, the Issuer shall deliver an irrevocable Call Notice to DTC.

Exercise Period:	The period from, and excluding, the Original Issue Date to, and including, the Last Exercise Date.
Call Date:
The day the Issuer repurchases the Securities pursuant to a Repurchase at Issuer’s Option. The Call Date will be specified in the Call Notice, subject to postponement in the event of a Market Disruption Event as described under “Market Disruption Events,” but will in no event be prior to the seventh Business Day following the Call Notice Date.

Automatic Redemption Event:
If the Indicative Value of the Securities at any time during the regular trading sessions of the primary stock exchanges in New York or London on any Trading Day from, and excluding, the Inception Date to, and including, the Last Exercise Date is less than the Automatic Redemption Trigger, an Automatic Redemption Event will occur and the Securities will be automatically redeemed on the Automatic Redemption Date for an amount in cash per Security equal to the Automatic Redemption Value. The Calculation Agent will calculate the Indicative Value of the Securities for purposes of determining whether an Automatic Redemption Event has occurred.

Automatic Redemption Date:
The third Business Day following the applicable Valuation Date. If a Rebalancing Event has occurred and then an Automatic Redemption Event occurs after the occurrence of the Rebalancing Event but prior to the end of the Trading Day on the corresponding Rebalancing Date, then the Securities will be automatically redeemed pursuant to the Automatic Redemption Event without giving effect to the Rebalancing Event.

Automatic Redemption Value:
The Automatic Redemption Value shall be determined by the Calculation Agent, in its sole discretion, based on the Intraday Indicative Value calculated using a Substitute Reference Index Level rather than the Intraday Index Level used to determine that the Automatic Redemption Event has occurred. The “Substitute Reference Index Level” shall be computed by the Calculation Agent in accordance with the formula for and the method of calculating the Index last in effect prior to the Automatic Redemption Event, using the public quotations for the intraday prices of the relevant components of the Index as selected by the Calculation Agent as soon as practicable following the occurrence of an Automatic Redemption Event, or if the exchanges or markets for any of the components of the Index are not open for trading when the Automatic Redemption Event occurs, the public quotations for such components as selected by the Calculation Agent as soon as practicable when such exchanges or markets are next open for trading.

If the Calculation Agent is prevented from determining the Automatic Redemption Value because of a suspension, absence or material limitation of trading in any of the stocks comprising the Index or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange following the occurrence of an Automatic Redemption Event, the Calculation Agent may determine the Automatic Redemption Value when such suspension, absence or material limitation of trading or breakdown or failure in the price and trade reporting systems has ceased to occur. However, if such disruption is continuing on the fifth Trading Day after the Trading Day on which the Automatic Redemption Event occurs, the Calculation Agent may make a good faith estimate in its sole discretion of the Substitute Reference Index Level and will determine the Automatic Redemption Value on such fifth Trading Day.

Automatic Redemption Trigger:	For any Trading Day, 40% of the Current Principal Amount on such Trading Day
Valuation Date(s):
In connection with a Repurchase at Holder’s Option, the first Trading Day following the Business Day on which the Holder of this Security delivers an effective notice offering its Securities for repurchase by the Issuer.

In connection with a Repurchase at Issuer’s Option, the first three Trading Days following the Call Notice Date.

In connection with an Automatic Redemption Event, the Trading Day on which the Calculation Agent is able to complete its determination of the Automatic Redemption Value.

In connection with the Payment at Maturity, the first three Trading Days following the Last Exercise Date.

In the case of a Repurchase at Holder’s Option, a Repurchase at Issuer’s Option or the Payment at Maturity, the Valuation Date(s) are subject to postponement in the event of a Market Disruption Event as described under “Market Disruption Events.” The Valuation Date in connection with an Automatic Redemption Event will not be subject to postponement in the event of a Market Disruption Event as described under “Market Disruption Events.”

Final Valuation Date:	The last Valuation Date in connection with the Payment at Maturity.
Trading Day:
Any day other than a day on which (i)(A) the value of the Index is not published by the Index Sponsor, (B) trading is not generally conducted on NYSE Arca or (C) trading is not generally conducted on the Relevant Exchange and (ii) the Calculation Agent determines in its sole discretion that such non-publication or non-trading materially interfered or interferes with the Issuer’s ability or the ability of any of the Issuer’s affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the Securities.

Relevant Exchange:
The primary organized exchanges or markets of trading for (i) any security then included in the Index or (ii) any futures or options contract or fund related to the Index or to any security then included in the Index.

Business Day:
A Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London.

Holder:	The registered holder of this Security.
Final Payment Record Date:	The Final Valuation Date in connection with the Payment at Maturity, whether or not that day is a Business Day.

Index Sponsor:	MSCI, Inc. or its successor

Form:	Book-Entry

The Issuer will irrevocably deposit with DTC no later than the opening of business on each Repurchase Date, the Call Date, the Automatic Redemption Date and the Maturity Date funds sufficient to make payments of the amount payable with respect to this Security on such date.  The Issuer will give DTC irrevocable instructions and authority to pay such amount to the holders entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), the Issuer or its affiliates may, at any time and from time to time, purchase outstanding Securities by tender, in open market or by private agreement.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the “Calculation Agent.” The Calculation Agent will, in its sole discretion, make all determinations regarding the value of the Securities, including the Current Principal Amount, the Index Performance, the Investor Fee, the Initial Index Level, the Reference Index Level, the Closing Index Level on any Valuation Date, the Automatic Redemption Value, Market Disruption Events, Rebalancing Events, an Automatic Redemption Event, Business Days, Trading Days, Repurchase Dates, the Maturity Date, the Default Amount, the amount payable in respect of the Securities including at maturity, upon repurchase by the Issuer or upon an Automatic Redemption Event and any other calculations or determinations to be made by the Calculation Agent as specified herein.

The Calculation Agent will rely upon the published levels of the Index and the 3-month USD LIBOR rate. If the Index Sponsor or the sponsor of the 3-month USD LIBOR rate discontinues compilation or publication of the Index or the 3-month USD LIBOR rate, as applicable, the Calculation Agent may designate a Successor Index or interest rate selected in its sole discretion (which may, but need not be, an index or interest rate calculated and maintained by same sponsor) and shall be solely responsible for determining the value of the Securities based on its calculation of such Successor Index or interest rate. Absent manifest error, all determinations of the Calculation Agent will be final and binding on the Holder and the Issuer, without any liability on the part of the Calculation Agent. The Holder will not be entitled to any compensation from the Issuer for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Repurchase Procedures

To effect a Repurchase at Holder’s Option, the Holder must irrevocably offer at least 10,000 Securities (or an integral multiple of 1 Security in excess thereof) to Deutsche Bank Securities Inc. (“DBSI”) no later than 11:00 a.m., New York City time, on the Business Day prior to the Holder’s desired Valuation Date, which may be any Trading Day during the Exercise Period, provided that the Repurchase at Holder’s Option will be deemed ineffective if the Issuer delivers a Call Notice to repurchase the Securities or an Automatic Redemption Event occurs, in each case, prior to the close of business on the relevant Valuation Date for the Repurchase at Holder’s Option, and the Securities will instead be repurchased or redeemed on the relevant Call Date or Automatic Redemption Date, as applicable.

A Holder wishing to offer Securities to the Issuer for repurchase must follow the following procedures:

•
cause its broker to deliver an irrevocable “Offer for Repurchase,” a form of which is attached as Annex A to this Security, to DBSI by 11:00 a.m., New York City time, on the Business Day prior to the Holder’s desired Valuation Date.  A Holder must offer at least 10,000 Securities, or an integral multiple of 1 Security in excess thereof, for repurchase by the Issuer on any Repurchase Date. DBSI must acknowledge receipt from the Holder’s broker in order for the Holder’s offer to be effective;

•	cause its broker to book a delivery vs. payment trade with respect to the Holder’s Securities on the applicable Valuation Date at a price equal to the applicable Repurchase Value, facing DBSI; and

•	cause its DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable Repurchase Date.

If DBSI does not receive the Holder’s offer for repurchase by 11:00 a.m., New York City time, on the Business Day prior to the Holder’s desired Valuation Date, the Holder’s notice will not be effective and the Issuer will not accept the Holder’s offer to repurchase the Securities on the applicable Repurchase Date. Any repurchase instructions received in accordance with the procedures described above will be irrevocable. The Issuer may request that DBSI purchase the Securities the Holder offers to the Issuer for repurchase for a cash payment that would otherwise have been payable by the Issuer. Any Securities purchased by DBSI will remain outstanding.

A fee of up to 0.10% of the Repurchase Value may be charged, at the option of DBSI, for each Security that is repurchased pursuant to a Repurchase at Holder’s Option.

Market Disruption Events

A “Disrupted Day” is any Trading Day on which a Market Disruption Event occurs or is continuing.

If any Rebalancing Date or any Valuation Date in connection with a Repurchase at Holder’s Option, a Repurchase at Issuer’s Option or the Payment at Maturity (each a “Reference Date”) is a Disrupted Day with respect to the Index, the Closing Index Level on the next succeeding Trading Day that is not a Disrupted Day will be deemed to be the Closing Index Level for such Reference Date; provided that if the five successive Trading Days immediately following such Reference Date are all Disrupted Days, the Calculation Agent will determine, in its sole discretion, the Closing Index Level for such Reference Date on the fifth Trading Day immediately following such Reference Date, notwithstanding that such fifth Trading Day is a Disrupted Day. If any Valuation Date in connection with a Repurchase at Holder’s Option, a Repurchase at Issuer’s Option or the Payment at Maturity is a Disrupted Day with respect to the Index and the date as of which the Calculation Agent determines the Closing Index Level falls less than three Business Days prior to the scheduled Repurchase Date, Call Date or Maturity Date (each a “Payment Date”) corresponding to such Valuation Date, as applicable, such scheduled Payment Date will be postponed to the third Business Day following the date as of which the Calculation Agent has determined the Closing Index Level for such Valuation Date.

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. In the event that the scheduled Payment Date is postponed as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

A “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with the Issuer’s ability or the ability of any of the Issuer’s affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the Securities:

•
a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Index (or the relevant Successor Index) on the Relevant Exchanges for such Securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Index (or the relevant Successor Index) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Index (or the relevant Successor Index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index (or the relevant Successor Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Index (or the relevant Successor Index) shall be based on a comparison of:

•	the portion of the level of the Index (or the relevant Successor Index) attributable to that security, relative to

•	the overall level of the Index (or the relevant Successor Index),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•
limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Index by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the Index; and

•
a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Calculation Agent will determine the level of the Index on any relevant date and the amount payable at maturity, upon repurchase by the Issuer or upon an Automatic Redemption Event by reference to such Successor Index for the period following the discontinuation of the Index.

If the Calculation Agent determines in its sole discretion that the publication of the Index is discontinued and that there is no applicable Successor Index, or that the Closing Index Level is not available for any reason other than a Market Disruption Event, on the date on which the level of the Index is required to be determined, or if for any other reason (excluding a Market Disruption Event) the Index is not available to the Issuer or the Calculation Agent on the relevant date, the Calculation Agent will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the components underlying the Index (the “Index Constituents”) or the method of calculating the Index has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of Index Constituents, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting one or more of the Index Constituents, or is due to any other reason – then the Calculation Agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the level of the Index used to determine the amount payable on the Maturity Date, upon repurchase by the Issuer or upon an Automatic Redemption Event is equitable.

All determinations and adjustments to be made by the Calculation Agent with respect to the level of the Index and the amount payable at maturity, upon earlier repurchase by the Issuer or upon an Automatic Redemption Event or otherwise relating to the level of the Index may be made in the Calculation Agent’s sole discretion.

Discontinuation of 3-month USD LIBOR

If the sponsor of the 3-month USD LIBOR rate discontinues compilation or publication of the 3-month USD LIBOR rate, the Calculation Agent may designate a successor interest rate selected in its sole discretion (which may, but need not be, an interest rate calculated and maintained by the same sponsor) and shall be solely responsible for determining the value of the Securities based on its calculation of such interest rate.

Payment Upon an Event of Default

If an Event of Default (as defined in the Senior Indenture) occurs and the maturity of the Securities is accelerated, the Issuer will pay the Default Amount in respect of each Security.

For the purpose of determining whether the Holders of the Issuer’s Global Notes, Series A, of which the Securities are a part, are entitled to take any action under the Senior Indenture, the Issuer will treat the Current Principal Amount of each Security on the Inception Date as the principal amount of that Security. Although the terms of the Securities may differ from those of the other Global Notes, Series A, Holders of specified percentages in principal amount of all Global Notes, Series A, together in some cases with other series of the Issuer’s debt securities, will be able to take action affecting all the Global Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Global Notes, Series A, accelerating the maturity of the Global Notes, Series A after a default or waiving some of the Issuer’s obligations under the Senior Indenture.

If an Event of Default occurs under the Senior Indenture and the maturity of the Securities is accelerated, the amount payable upon acceleration will be the Repurchase Value determined by the Calculation Agent on the next Trading Day (the “Default Amount”).

If the maturity of this Security is accelerated because of an Event of Default, the Issuer shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Security as promptly as possible and in no event later than two Business Days after the date of acceleration.

Withholding Rights

Notwithstanding anything to the contrary herein or in the Senior Indenture, if the Issuer or another withholding agent deducts and withholds from any amount payable on, or in respect of, this Security, the amounts so deducted or withheld shall be treated as having been paid to the Holder of this Security. The Issuer will not pay any additional amounts on account of any deduction or withholding.

Defeasance

This Security will not be subject to the defeasance provisions contained in Article 10 of the Senior Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

Dated: October 10, 2013	DEUTSCHE BANK AG, LONDON BRANCH
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This Security is one of the Securities referred to in the within-mentioned Senior Indenture. LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:
Authorized Officer

REVERSE OF SECURITY

This Security is one of a duly authorized issue of Global Notes, Series A of the Issuer (the “Securities”).  The Securities are issuable under a Senior Indenture, dated as of November 22, 2006, among the Issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as issuing agent, paying agent and registrar (as may be amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.  The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as its paying agent (the “Paying Agent,” which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Securities.  The terms of individual Securities may vary with respect to coupon rates, coupon rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture.  To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Security will not be subject to any sinking fund and, unless otherwise indicated on the face hereof in accordance with the provisions of the following three paragraphs and except as set forth below, will not be redeemable or subject to repayment at the option of the Holder prior to maturity.

If so indicated on the face hereof, this Security may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof  or on the Redemption Dates specified on the face hereof on the terms set forth on the face hereof, together with any coupons accrued and unpaid hereon to the date of redemption (except as indicated below).

If this Security is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Security is 100% of the Face Amount hereof, together with any coupons accrued and unpaid hereon to the date of redemption (except as provided below).  Notice of redemption shall be mailed to the registered Holders of the Securities designated for redemption at their addresses as the same shall appear on the Security register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture.  In the event of redemption of this Security in part only, a new Security or Securities for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If so indicated on the face of this Security, this Security will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Security will be repayable in whole or in part in increments of the Minimum Denomination specified on the face of this Security (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to the amount to be repaid, calculated as set forth on the face of this Security, together with any coupons accrued and unpaid hereon to the date of repayment (except as provided below), provided that if this Security is issued with original issue discount, this Security will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof.  For this Security to be repaid at the option of the Holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Security with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or a trust company in the United States, setting forth the name of the Holder of this Security, the principal amount hereof, the certificate number of this Security or a description of this Security’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Security and form duly completed are received by the Paying Agent by the fifth Business Day after the date of that telegram, telex, facsimile transmission or letter.  Unless otherwise indicated on the face of this Security, exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Security in part only, a new Security or Securities for the amount of the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Coupon payments on this Security, if applicable, will include coupons accrued to but excluding the Coupon Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be.  Unless indicated otherwise on the face hereof, coupon payments for this Security will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the calendar date indicated on the face hereof as the Coupon Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day or where the Coupon Payment Date or the Maturity Date (or any redemption or repayment date) is otherwise postponed according to the terms and procedures specified on the face hereof, coupon payments, if any, payment of premium, if any, or principal otherwise payable on such calendar date need not be made on such date, but may be made on the Coupon Payment Date or the Maturity Date (or any redemption or repayment date) as postponed with the same force and effect as if made on the indicated calendar date, and no interest on such payment shall accrue for the period from and after the indicated calendar date to the Coupon Payment Date or the Maturity Date (or any redemption or repayment date) as postponed.

This Security and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, except for debts required to be preferred by law.

This Security, and any Security or Securities issued upon transfer or exchange hereof, is issuable only in fully registered form and is issuable only in the Minimum Denominations set forth on the face hereof or any amount in excess thereof which is an integral multiple thereof.

DBTCA has been appointed registrar for the Securities, and DBTCA will maintain at its office in The City of New York, a register for the registration and transfer of Securities. This Security may be transferred at either the aforesaid New York office of DBTCA by surrendering this Security for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Security or Securities having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Security that has been called for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part, (ii) to register the transfer of or exchange any Security if the Holder thereof has exercised his right, if any, to require the Issuer to repurchase such Security in whole or in part, except the portion of such Security not required to be repurchased, or (iii) to register the transfer of or exchange Securities to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Securities.  Securities are exchangeable at said offices for other Securities of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Securities will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Securities surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Security delivered upon any exchange or transfer of Securities shall be such that no gain or loss of coupons results from such exchange or transfer.

In case this Security shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Security or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Security of like tenor in exchange for this Security, but, in the case of any destroyed or lost or stolen Security, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Security was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Security shall be borne by the owner of the Security mutilated, defaced, destroyed, lost or stolen.

If the face hereof indicates that this Security is subject to “Tax Redemption,” this Security may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the Face Amount hereof, together with any accrued coupons to the date fixed for redemption (except that if this Security is subject to “Modified Payment upon Acceleration or Redemption,” such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Coupon Accrual Date to the date of redemption, which amortization shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of redemption)), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the Federal Republic of Germany, the United States, the jurisdiction of residence or incorporation of any successor corporation to the Issuer, or the jurisdiction of any issuing branch (each a “Relevant Jurisdiction”), or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Original Issue Date hereof, the Issuer has or will become obligated to pay Additional Tax Amounts, as defined below, with respect to this Security as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided, that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Tax Amounts if a payment in respect of this Security were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

Every net payment of the principal of and coupons on this Security and any other amounts payable on this Security will be made without any withholding or deduction for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of the Relevant Jurisdiction, or by or on behalf of any political subdivision or authority therein or thereof having the power to tax (“withholding taxes”) unless such deduction or withholding is required by law.  In such event and if (but only if) the face hereof indicates that this Security is subject to “Payment of Additional Tax Amounts,” the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional tax amounts (the “Additional Tax Amounts”) to the Holder of this Security as may be necessary in order that every net payment of the principal of and coupons on this Security and any other amounts payable on this Security, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the Relevant Jurisdiction, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Security to be then due and payable. The Issuer will not, however, make any payment of Additional Tax Amounts to any such Holder for or on account of:

(a)
any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between a Holder or beneficial owner of this Security and the Relevant Jurisdiction, other than the mere holding or beneficial ownership of this Security; (ii) the presentation by or on behalf of the Holder of this Security for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (iii) a failure by the Holder or beneficial owner of this Security (or any financial institution through which the Holder or beneficial owner holds this Security or through which payment on this Security is made) to enter into an agreement described in Section 1471(b)(1) of the U.S. Internal Revenue Code of 1986 (the “Code”) or otherwise comply with Sections 1471 through 1474 of the Code or any regulations promulgated thereunder;

(b)	any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

(c)	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Security;

(d)
any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or coupons on, this Security, if such payment can be made without such withholding by at least one other Paying Agent;

(e)
any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or beneficial owner of this Security to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of this Security, if such compliance is required by statute or by regulation of the Relevant Jurisdiction or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f)	any combination of items listed above.

In addition, the Issuer shall not be required to make any payment of Additional Tax Amounts (i) with respect to any withholding taxes which are deducted or withheld pursuant to (A) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (B) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany is a party, or (C) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; (ii) to the extent such deduction or withholding can be avoided or reduced if the Holder or beneficial owner of this Security makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority; provided, however, that the exclusion in this clause will not apply if the certification, information, documentation or other reporting requirement would be materially more onerous (in form, procedure or substance of information required to be disclosed) to the Holder or beneficial owner of this Security than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9); or (iii) by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting this Security or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Tax Amounts with respect to any payment on this Security to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Tax Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Security.

The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal, premium, if any, or interest or coupons, if any, on any series of debt securities issued under the Senior Indenture, including the series of Senior Global Notes of which this Security forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest or coupons accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Security, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest or coupons accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or interest or coupons, if any, on such debt securities) by the Holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

If the face hereof indicates that this Security is subject to “Modified Payment upon Acceleration or Redemption,” then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Security shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Coupon Accrual Date to the date of declaration, which amortization shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Security, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Security were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Security, the principal amount hereof shall equal the amount of principal due and payable with respect to this Security, calculated as set forth in clause (i) above.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the Holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or coupons thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any Holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the Holders of which is required for any such supplemental indenture.

Except as set forth below, if the principal of, premium, if any, or coupons, if any, on this Security are payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the Holder of this Security by making such payments in U.S. dollars (the “Substitute Currency”). The Substitute Currency will become the currency of payment on each payment date occurring after the last date on which the Specified Currency was available (the  “Conversion Date”) but such Specified Currency will, at the Issuer’s election, resume being the currency of payment on the first such payment date preceded by 15 Business Days during which the circumstances which gave rise to the change of currency no longer prevail, in each case, as determined in good faith by the Issuer. The Substitute Currency amount to be paid by the Issuer to the Paying Agent and by the Paying Agent to the Holder of this Security with respect to such payment date will be the Currency Equivalent or Currency Unit Equivalent (each as defined below) of the Specified Currency as determined by the Exchange Rate Agent (as defined below), which such determination will be delivered in writing to the Paying Agent not later than the fifth Business Day prior to the applicable payment date, as of the Conversion Date, or, if later, the date most recently preceding the payment date in question on which such determination is possible of performance, but not more than 15 Business Days before such payment date. Such Conversion Date or date preceding a payment date is referred to as the “Substitute Currency Valuation Date.” Any payment in a Substitute Currency under the circumstances described above will not constitute an Event of Default under this Security.

The “Currency Equivalent” will be determined by the Exchange Rate Agent as of each Substitute Currency Valuation Date and will be obtained by converting the Specified Currency (unless the Specified Currency is a currency unit) into the Substitute Currency at the Market Exchange Rate (as defined below) on the Substitute Currency Valuation Date.

The “Currency Unit Equivalent” will be determined by the Exchange Rate Agent as of each Substitute Currency Valuation Date and will be the sum obtained by adding together the results obtained by converting the Specified Amount of each initial Component Currency into the Substitute Currency at the Market Exchange Rate on the Substitute Currency Valuation Date for such Component Currency.

The “Component Currency” means any currency which,  on the Conversion Date, was a component currency of the relevant currency unit.

The term “Market Exchange Rate” means, as of any date, for any Specified Currency (including any currency unit), the noon buying rate for such currency in New York City for cable transfers payable in foreign currencies, as reported by the Federal Reserve Bank of New York. If the Market Exchange Rate is not available for any reason with respect to one or more currencies or currency units for which an exchange rate is required, the Exchange Rate Agent will use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency or currency unit in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. If there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit will be that upon which a non-resident issuer of securities designated in such currency or currency unit would, as determined in its sole discretion and without liability on the part of the exchange rate agent, purchase such currency or currency unit in order to make payments in respect of such securities.

The “Specified Amount” of a Component Currency means the number of units (including decimals) which such Component Currency represented in the relevant currency unit, on the Conversion Date or the Substitute Currency Valuation Date or the last date the currency unit was so used, whichever is later. If after such date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency will be divided or multiplied in the same proportion. If after such date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies will be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount will thereafter be a Specified Amount and such single currency will thereafter be a Component Currency. If after such date any Component Currency will be divided into two or more currencies, the Specified Amount of such Component Currency will be replaced by Specified Amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, will be equal to the Specified Amount of such former Component Currency and such amounts will thereafter be Specified Amounts and such currencies will thereafter be Component Currencies.

The “Exchange Rate Agent” shall be Deutsche Bank AG, London Branch, unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Security.

So long as this Security shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and coupons, if any, on this Security as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of this Security. If this Security is listed on the London Stock Exchange plc and such exchange so requires, the Issuer shall maintain a Paying Agent in London.  If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.  The Issuer may designate other agencies for the payment of said principal, premium and coupons at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or coupons or premium, if any, on any Securities that remain unclaimed at the end of two years after such principal, coupons or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holders of such Securities that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or coupons or premium, if any, on this Security as the same shall become due.

No provision of this Security or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amount of cash, or other property, as determined in accordance with the provisions set forth on the face of this Security due with respect to the principal of, premium, if any, and coupons, if any, on this Security at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Security.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest or coupons, if any, on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein:

(a)
the term “Business Day” means, unless otherwise provided on the face of this Security, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in The City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in The City of New York or London, England; and, in addition, (x) for Securities having a Specified Currency other than U.S. dollars only, other than Securities denominated in euros, any day that in the principal financial center (as defined below) of the country of the specified currency is not a day on which banking institutions generally are authorized or obligated by law, regulation or executive order to close; and (y) for Securities denominated in euros, a day on which TARGET is operating (a “TARGET Settlement Day”);

(b)
the term “Notices” refers to notices to the Holders of the Securities at each Holder’s address as that address appears in the register for the Securities by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York, and London or, if publication in London is not practical, in an English language newspaper with general circulation in Western Europe; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Security are owned.  Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable), or if published in such newspapers on different dates, on the date of the first such publication;

(c)
the term “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively;

(d)	the term “TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer System; and

(e)	the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Security which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common
TEN ENT	--	as tenants by the entireties
JT TEN	--	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --                                                                          Custodian ________
(Minor)                                                  (Cust)

Under Uniform Gifts to Minors Act _______________________________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Security and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Security on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with coupons to the Optional Repayment Date, to the undersigned at

 (Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid:                              ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

Dated:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

SCHEDULE I

The Aggregate Face Amount of this Security indicated below shall not exceed $100,000,000.

The initial Aggregate Face Amount of this Security is FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000). The following increases or decreases in the Aggregate Face Amount of this Security have been made:

Date of Exchange	Amount of increase in Face Amount of this Security	Amount of decrease in Face Amount of this Security	Aggregate Face Amount of this Security following such increase or decrease	Initials of Trustee Officer
	$	$	$

ANNEX A

FORM OF OFFER FOR REPURCHASE
[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated: [Desired valuation date]
Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)
Phone: 212-250-6689 or 212-250-2356
Email: EIMG.NY@db.com

Re: FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023, issued by Deutsche Bank AG (the “ETNs”) (CUSIP Number: 25155L293)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ETNs in the amounts and on the date set forth below.

Name of beneficial owner:

Aggregate face amount of ETNs offered for repurchase (you must offer at least 10,000 ETNs or an integral multiple of 1 ETN in excess thereof for repurchase at one time for your offer to be valid.):

Applicable valuation date:             , 20         (which is the first trading day following this notice)

Applicable repurchase date:             , 20         (which is the third business day following the valuation date)

Contact Name:

Telephone #:

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to DBSI by 11:00 a.m., New York City time on the business day prior to the desired valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNS ARE HELD AND DELIVERED TO DBSI BY 11:00 A.M., NEW YORK CITY TIME, ON THE BUSINESS DAY PRIOR TO THE DESIRED VALUATION DATE

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent

Re: FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023, issued by Deutsche Bank AG (the “ETNs”) (CUSIP Number: 25155L293)

Dear Sirs:

The undersigned holder of the ETNs checked above hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the repurchase date of              (which is the third business day following the valuation date), with respect to the aggregate face amount of ETNs indicated below as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the aggregate face amount of ETNs specified below at a price per ETN equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Aggregate face amount of ETNs offered for repurchase (you must offer at least 10,000 ETNs or an integral multiple of 1 ETN in excess thereof for repurchase at one time for your offer to be valid):

DTC # (and any relevant sub-account):